Exhibit 3.0





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                               The State of Texas
                               Secretary of State


                          CERTIFICATE OF INCORPORATION

                                       OF

                          HCI ACQUISITION 1998-2, INC.
                             CHARTER NUMBER 01500610


         The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

         Accordingly, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

         Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this state in violation of the rights of another under the Federal Trademark Act of 1946, the Texas Trademark Law, the Assumed Business or Professional Name Act or the common law.

Dated  August 7, 1998

Effective  August 7, 1998

[SEAL OF
SECRETARY OF
STATE OF TEXAS]

                                                        /s/ Elton Bomer
                                              ----------------------------------
                                                           Elton Bomer
                                                       Secretary of State




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                            ARTICLES OF INCORPORATION

                                       OF

                          HCI ACQUISITION 1998-2, INC.


         I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I

         The name of the corporation is HCI Acquisition 1998-2, Inc.

                                   ARTICLE II

         The period of its duration is perpetual.

                                  ARTICLE III

         The purposes for which the corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as amended from time to time.

                                   ARTICLE IV

         The corporation is authorized to issue 1,000,000 shares of common stock, of the par value of $1.00 per share.

                                   ARTICLE V

         Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

                                   ARTICLE VI

         No shareholder or other persons shall have any pre-emptive rights whatsoever.


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                                  ARTICLE VII

         Each share has one vote on each matter on which the share is entitled to vote. A majority is sufficient for any action which requires the vote or concurrence of shareholders.

                                  ARTICLE VIII

         The initial bylaws shall be adopted by the board of directors. The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the board of directors, subject to repeal or change by action of the shareholders.

                                   ARTICLE IX

         No  contract  or other  transaction  between  the  corporation  and any affiliate (as defined below) of the corporation, and no other act of the corporation with relation to any affiliate, shall, in the absence of fraud, be invalid solely because of this relationship. Any affiliate may be present at the meeting authorizing the contract, transaction or act and may participate or vote in the meeting or authorization thereof if the material facts of the relationship or interest of each such affiliate is disclosed or known to the board of directors and it nevertheless authorizes or ratifies the contract, transaction or act by a majority of the directors present, each such interested director to be counted for quorum and voting purposes. This provision shall not be construed to invalidate any contract, transaction or act that would otherwise be valid in its absence. "Affiliate" shall mean any officer or director of the corporation or any security holder of the corporation, or any corporation, firm or entity in which any director, officer or security holder of the corporation is directly or indirectly interested, either financially or through control.

                                   ARTICLE X

         The corporation shall indemnify, hold harmless and advance expenses to any person who was, is, or is threatened to be made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venturer, sole proprietorship, trust, other enterprise or employee benefit plan, against all costs and expenses (including court costs and attorneys' fees and costs), judgments, penalties, fines and settlements incurred by the person in connection with such action, suit or proceeding, to the fullest extent authorized or permitted, and in the manner and under the circumstances prescribed, by the laws of the State of Texas.


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                                   ARTICLE XI

         To the fullest extent permitted by applicable law, no director of this corporation shall be liable to this corporation or its shareholders for monetary damages for an act or omission in such director's capacity as director of this corporation, except that this Article XI does not eliminate or limit the liability of a director of this corporation for:

         1.       a  breach  of  such   director's   duty  of  loyalty  to  this
                  corporation or its shareholders;

         2. an action or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         3. a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken with the scope of such director's office;

         4. an act or omission for which the liability of such director is expressly provided for by statute; or

         5. an act related to an unlawful stock repurchase or payment of a dividend.

         Any repeal or amendment of this Article by the shareholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of this corporation is not personally liable as set forth in the foregoing provisions of this Article XI, a director shall not be liable to the fullest extent permitted by an amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act hereafter enacted that further limits the liability of a director.


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                                   ARTICLE XII

         The corporation will not commence business until it has received for issuance of its shares consideration of the value of $1,000.00.

                                  ARTICLE XIII

         The street address of the initial registered office of the corporation is 350 N. St. Paul, Suite 2400, Dallas, Texas 75201 and the name of its registered agent at such address is Leland C. de la Garza.

                                  ARTICLE XIV

         The number of directors constituting the initial board of directors shall be two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

                  Allen W. Haley                 2710 Stemmons Freeway
                                                 North Tower - Suite 500
                                                 Dallas, Texas 75207

                  Stephen T. Melton              2710 Stemmons Freeway
                                                 North Tower - Suite 500
                                                 Dallas, Texas 75207

                                   ARTICLE XV

         The name and address of the incorporator is:

                  Leland C. de la Garza          350 N. St. Paul, Suite 2400
                                                 Dallas, Texas 75201.

         IN WITNESS WHEREOF, I have hereunto set my hand on this the 6th day of August, 1998.

                                                     /s/ Leland C. de la Garza
                                                  ------------------------------
                                                  LELAND C. DE LA GARZA




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